Report of Independent Registered Public
Accounting Firm


To the Board of Trustees and Shareholders of Nuveen
Investment Trust II and Nuveen Managed Accounts
Portfolios Trust:

In planning and performing our audits of the financial statements of the funds listed in Appendix A as of and for the year ended July 31, 2013, in accordance with the standards of the Public Company Accounting Oversight
Board (United States), we considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of July 31, 2013.

This report is intended solely for the information and use of management and the Board of Trustees and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/PricewaterhouseCoopers LLP
Chicago, IL
September 25, 2013


















Appendix A


Nuveen Managed Accounts Portfolios Trust

 Each a series of the Nuveen Managed Accounts Portfolios
Trust:

Municipal Total Return Managed Accounts Portfolio

Enhanced Multi-Strategy Income Managed Accounts
Portfolio


Nuveen Investment Trust II

 Each a series of the Nuveen Investment Trust II:

Nuveen Tradewinds International Value Fund

Nuveen Tradewinds Global All-Cap Fund

Nuveen Tradewinds Global Resources Fund

Nuveen Santa Barbara Dividend Growth Fund

Nuveen Growth Fund (formerly Nuveen Santa Barbara
Growth Fund)

Nuveen Global Growth Fund (formerly Nuveen Santa
Barbara Global Growth Fund)

Nuveen International Growth Fund (formerly Nuveen Santa
Barbara International Growth Fund

Nuveen Equity Long/Short Fund (formerly Nuveen Santa
Barbara Long/Short Equity Fund)

Nuveen Santa Barbara Global Dividend Growth Fund

Nuveen Santa Barbara International Dividend Growth Fund

Nuveen Tradewinds Emerging Markets Fund

Nuveen Tradewinds Japan Fund

Nuveen Tradewinds Small-Cap Opportunities Fund

Nuveen Winslow Large-Cap Growth Fund
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